EXHIBIT 99.1
News
For Immediate Release	Contact: Cindi Buckwalter
May 3, 2018	(212) 878-1831

MINERALS TECHNOLOGIES REPORTS FIRST QUARTER EARNINGS
 OF $1.12 PER SHARE, OR $1.13 PER SHARE, EXCLUDING ACQUISITION-RELATED COSTS
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Highlights:
•	Sales Increase 6 Percent to $431.3 Million
•	Growth Across All Segments and Regions
•	Earnings Per Share, Excluding Acquisition-Related Costs, Up 6 Percent
•	Acquisition of Sivomatic; Revenue of €73 million in 2017; Accretive in 2018

NEW YORK, May 3—Minerals Technologies Inc. (NYSE: MTX) ("MTI" or "the Company") today reported diluted earnings per share of $1.13, excluding acquisition-related costs, for the first quarter ended April 1, 2018, compared with earnings per share of $1.07 in the prior year.  Reported diluted earnings per share were $1.12, an increase of 15 percent compared with $0.97 in the prior year.

"The Company had a solid first quarter. We saw sales growth in all four of our segments and across all geographies," said Douglas T. Dietrich, Chief Executive Officer. "In addition, we continued to make progress on our organic growth initiatives, and recently completed the acquisition of Sivomatic which doubles the size of our pet litter business."

Worldwide net sales increased 6 percent to $431.3 million. Foreign exchange had a favorable impact on sales of approximately $18 million. Operating income, as reported, was $62.6 million and represented 14.5 percent of sales. Operating income, excluding acquisition-related costs, was $63.0 million and represented 14.6 percent of sales.

Segment Information

Performance Materials and Specialty Minerals
Sales in the Minerals businesses, which include the Performance Materials and Specialty Minerals segments, grew 7 percent in the first quarter to $336.9 million.  Operating income for the Minerals businesses was $50.3 million and operating margins represented 14.9 percent of sales.

Performance Materials segment sales increased 10 percent to $187.3 million. Metalcasting sales rose 19 percent on higher demand in all regions. Household, Personal Care & Specialty Products increased 18 percent driven by higher pet care revenue and increased European fabric care sales. Environmental Products sales rose 20 percent on higher volumes in the U.S., and Building Materials sales increased 9 percent due to several large projects in the U.S.  These sales increases were partially offset by 19 percent lower Basic Minerals sales due to the planned exit of bulk chromite operations in South Africa. Operating income decreased $2.6 million to $26.2 million, primarily due to the decline in profits of bulk chromite of approximately $7 million. Double-digit operating income growth in Metalcasting and Household, Personal Care & Specialty Products partially offset this impact.  The Performance Materials segment provides a wide range of bentonite-based and synthetic materials for industrial and consumer markets and for non-residential construction, environmental remediation and infrastructure projects worldwide.

Specialty Minerals segment sales, which consist of the Precipitated Calcium Carbonate (PCC) and Processed Minerals product lines, increased 2 percent to $149.6 million. Operating income decreased 1 percent to $24.1 million and represented 16.1 percent of sales. Paper PCC had a strong operational quarter while margins in the Processed Minerals product line were lower due to higher energy and manufacturing costs.

Worldwide sales of Paper PCC, which is used mainly in the manufacturing processes of the paper industry, increased 4 percent to $97.0 million. Higher sales in Asia, Europe and Latin America were partially offset by reduced sales in North America.

Sales of Processed Minerals products decreased 1 percent to $35.6 million. Ground Calcium Carbonate sales growth of 5 percent, driven by higher volumes in the construction market, was offset by an 8 percent decrease in Talc sales. Processed Minerals products are used in the building materials, polymers, ceramics, consumer products, paints and coatings, glass and other manufacturing industries.

Refractories and Energy Services
Sales of $94.4 million in the Service businesses, which include the Refractories and Energy Services segments, were 6 percent higher than the same period last year. Operating income for the Service businesses, excluding special items, increased 28 percent to $14.3 million and represented 15.1 percent of sales.

Refractories segment sales increased 7 percent to $75.3 million, driven by higher sales of refractory products. The Refractories segment operating income increased 39 percent to $12.8 million and was 17.0 percent of sales, a record level. The Refractories segment provides products and services primarily to the worldwide steel industry.

Energy Services segment sales increased 2 percent to $19.1 million, primarily driven by higher filtration activity. Operating income was $1.5 million and represented 7.9 percent of sales. Energy Services offers a range of patented technologies, products and services for off-shore filtration and well testing to the worldwide oil and gas industry.

Acquisition of Sivomatic Holding B.V. ("Sivomatic")
On April 30, 2018, MTI completed the acquisition of Sivomatic, a leading European supplier of premium pet litter products. Sivomatic is a vertically integrated manufacturer, with production facilities in the Netherlands, Austria and Turkey. With a leading position in premier clumping products, their product portfolio spans the range of pet litter derived from bentonite, sourced predominantly from wholly-owned mines in Turkey. Sivomatic has approximately 115 employees and generated revenue of €73 million in 2017.

The acquisition was financed through a combination of cash on hand and the Company's credit facilities, and is expected to be accretive to Minerals Technologies in 2018.

"We're pleased to have completed the acquisition of Sivomatic, which extends one of our core minerals-based product lines into Europe and positions us well for continued profitable growth in the pet care business," said Mr. Dietrich. "We look forward to working with Sivomatic's employees on a seamless integration and continuing to deliver value to our retail partners."
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Minerals Technologies will host a conference call tomorrow, May 4, 2018 at 11 a.m. Eastern Time. The conference call will be broadcast live on our website: www.mineralstech.com.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which describe or are based on current expectations. Actual results may differ materially from these expectations. In addition, any statements that are not historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the risk factors and other cautionary statements in our 2017 Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a resource- and technology-based growth company that develops, produces and markets worldwide a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, foundry, steel, construction, environmental, energy, polymer and consumer products industries. The company reported sales of $1.676 billion in 2017. For further information, please visit our website at www.mineralstech.com. (MTI-E)

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth
	Apr. 1,	Dec. 31,	Apr. 2,	Prior	Prior
	2018	2017	2017	Qtr.	Year

Net sales
Product sales	$412.2	$411.0	$386.3	0%	7%
Service revenue	19.1	21.1	18.7	(9)%	2%
Total net sales	431.3	432.1	405.0	(0)%	6%

Cost of sales
Cost of goods sold	305.0	303.8	279.0	0%	9%
Cost of service revenue	12.8	13.8	12.3	(7)%	4%
Total cost of sales	317.8	317.6	291.3	0%	9%

Production margin	113.5	114.5	113.7	(1)%	(0)%

Marketing and administrative expenses	44.4	47.8	44.0	(7)%	1%
Research and development expenses	6.1	5.9	5.8	3%	5%
Acquisition related transaction and integration costs	0.4	0.6	1.5	(33)%	(73)%
Restructuring and other items, net	0.0	14.1	0.3	*	*

Income from operations	62.6	46.1	62.1	36%	1%

Interest expense, net	(10.7)	(10.9)	(11.8)	(2)%	(9)%
Debt modification costs and fees	0.0	0.0	(3.9)	*	*
Other non-operating income (deductions), net	(2.7)	(1.5)	(0.9)	*	*
Total non-operating deductions, net	(13.4)	(12.4)	(16.6)	8%	(19)%

Income from continuing operations before tax and equity in earnings	49.2	33.7	45.5	46%	8%

Provision for taxes on income	9.3	(42.2)	10.1	(122)%	(8)%
Equity in earnings of affiliates, net of tax	1.2	0.8	0.2	50%	500%

Consolidated net income	41.1	76.7	35.6	(46)%	15%

Less: Net income attributable to non-controlling interests	1.2	0.9	1.0	33%	20%

Net Income attributable to Minerals Technologies Inc. (MTI)	$39.9	$75.8	$34.6	(47)%	15%

Weighted average number of common shares outstanding:

Basic	35.4	35.4	35.0

Diluted	35.7	35.8	35.6

Earnings per share attributable to MTI:

Basic	$1.13	$2.14	$0.99	(47)%	14%

Diluted:	$1.12	$2.12	$0.97	(47)%	15%

Cash dividends declared per common share	$0.05	$0.05	$0.05

* Percentage not meaningful

	MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
	NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)	For comparative purposes, the quarterly periods ended April 1, 2018, December 31, 2017, and April 2, 2017 consisted of 91 days, 91 days, and 92 days, respectively.

2)
During 2017, the Company recorded additional restructuring costs related to the exited businesses in the Energy Services segment in 2016, impairment of assets in the Specialty Minerals segment related to paper mill shut downs and employee severance costs related to a reduction of our North American employee base as we realign our staffing levels to growth regions as well as efficiencies gained from our global ERP implementation.

	(millions of dollars)	Quarter Ended
		Apr. 1,	Dec. 31,	Apr. 2,
		2018	2017	2017

	Impairment of assets
	Specialty Minerals	$0.0	$5.3	$0.0
	Total impairment of assets charge	$0.0	$5.3	$0.0

	Restructuring and other items, net

	Gain on sale of assets	$0.0	(0.1)	$0.0
	Severance, lease termination and other related costs	0.0	8.9	0.3
		$0.0	8.8	$0.3

	Total restructuring and other items, net	$0.0	$8.8	$0.3

3)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended April 1, 2018, December 31, 2017, and April 2, 2017, and a reconciliation to reported earnings per share for such periods.  The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended
		Apr. 1,	Dec. 31,	Apr. 2,
		2018	2017	2017
	Income from continuing operations attributable to MTI	$39.9	$75.8	$34.6

	Special items:
	Acquisition related transaction and integration costs	0.4	0.6	1.5
	Debt modification costs and fees	0.0	0.0	3.9
	Write-off of receivables for Malaysia bankruptcy	0.0	2.1	0.0
	Restructuring and other items, net	0.0	8.8	0.3
	Impairment of assets	0.0	5.3	0.0
	Related tax effects on special items	(0.1)	(6.0)	(2.2)
	Effect of US tax law change	0.0	(47.3)	0.0

	Income from continuing operations attributable to MTI, excluding special items	$40.2	$39.3	$38.1

	Diluted earnings per share, excluding special items	$1.13	$1.10	$1.07

4)
Free cash flow is defined as cash flow from continuing operations less capital expenditures.  The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended April 1, 2018, December 31, 2017, and April 2, 2017 and a reconciliation to cash flow from operations for such periods.  The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities.  Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.  The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended
	(millions of dollars)	Apr. 1,	Dec. 31,	Apr. 2,
		2018	2017	2017
	Cash flow from continuing operations	$35.7	$57.0	$15.9
	Capital expenditures	17.9	22.5	13.1
	Free cash flow	$17.8	$34.5	$2.8

5)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended
		Apr. 1,	Dec. 31,	Apr. 2,
		2018	2017	2017
	Interest income	$0.5	$0.5	$0.4
	Interest expense	(11.2)	(11.4)	(12.2)
	Debt modification costs and fees	0.0	0.0	(3.9)
	Foreign exchange gains (losses)	(0.7)	0.1	0.6
	Other deductions	(2.0)	(1.6)	(1.5)
	Non-operating income (deductions), net	$(13.4)	$(12.4)	$(16.6)

On January 1, 2018, the Company adopted the provisions of ASU 2017-07, "Compensation - Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost". As a result of this accounting change, the Company reclassified approximately $0.4 million from Marketing and administrative expense to other deductions for the three months ended April 2, 2017 to conform to current year presentation.

6)
The analyst conference call to discuss operating results for the first quarter is scheduled for Friday, May 4, 2018 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com).  The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth
SALES DATA	Apr. 1, 2018	% of	Dec. 31, 2017	% of	Apr. 2, 2017	% of	Prior Qtr.	Prior Year
		Total Sales		Total Sales		Total Sales

United States	$232.3	54%	$234.1	54%	$224.3	55%	(1)%	4%
International	199.0	46%	198.0	46%	180.7	45%	1%	10%
Net Sales	$431.3	100%	$432.1	100%	$405.0	100%	(0)%	6%

Metalcasting	$79.2	18%	$78.4	18%	$66.6	16%	1%	19%
Household, Personal Care & Specialty Products	48.7	11%	46.3	11%	41.1	10%	5%	18%
Environmental products	12.7	3%	15.9	4%	10.6	3%	(20)%	20%
Building Materials	18.9	4%	20.7	5%	17.4	4%	(9)%	9%
Basic Minerals	27.8	6%	34.5	8%	34.2	8%	(19)%	(19)%
Performance Materials Segment	$187.3	43%	$195.8	45%	$169.9	42%	(4)%	10%

Paper PCC	$97.0	22%	$95.7	22%	$93.4	23%	1%	4%
Specialty PCC	17.0	4%	15.2	4%	17.0	4%	12%	0%
PCC Products	$114.0	26%	$110.9	26%	$110.4	27%	3%	3%

Talc	$13.1	3%	$12.8	3%	$14.3	4%	2%	(8)%
Ground Calcium Carbonate	22.5	5%	20.2	5%	21.5	5%	11%	5%
Processed Minerals Products	$35.6	8%	$33.0	8%	$35.8	9%	8%	(1)%

Specialty Minerals Segment	$149.6	35%	$143.9	33%	$146.2	36%	4%	2%

Total Minerals Businesses	$336.9	78%	$339.7	79%	$316.1	78%	(1)%	7%

Refractory products	$62.3	14%	$57.4	13%	$56.7	14%	9%	10%
Metallurgical Products	13.0	3%	13.9	3%	13.5	3%	(6)%	(4)%
Refractories Segment	$75.3	17%	$71.3	17%	$70.2	17%	6%	7%

Energy Services Segment	$19.1	4%	$21.1	5%	$18.7	5%	(9)%	2%

Total Service Businesses	$94.4	22%	$92.4	21%	$88.9	22%	2%	6%

Net Sales	$431.3	100%	$432.1	100%	$405.0	100%	(0)%	6%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth
	Apr. 1, 2018	Dec. 31, 2017	Apr. 2, 2017	Prior Qtr.	Prior Year
SEGMENT OPERATING INCOME DATA

Performance Materials Segment	$26.2	$28.1	$28.8	(7)%	(9)%
% of Sales	14.0%	14.4%	17.0%
Specialty Minerals Segment	$24.1	$11.0	$24.4	119%	(1)%
% of Sales	16.1%	7.6%	16.7%
Total Minerals Businesses	$50.3	$39.1	$53.2	29%	(5)%
% of Sales	14.9%	11.5%	16.8%
Refractories Segment	$12.8	$10.2	$9.2	25%	39%
% of Sales	17.0%	14.3%	13.1%
Energy Services Segment	$1.5	$1.3	$1.7	15%	(12)%
% of Sales	7.9%	6.2%	9.1%
Total Service Businesses	$14.3	$11.5	$10.9	24%	31%
% of Sales	15.1%	12.4%	12.3%

Unallocated Corporate Expenses	$(1.6)	$(3.9)	$(0.5)	(59)%	220%

Acquisition related integration costs	$(0.4)	$(0.6)	$(1.5)	(33)%	(73)%

Consolidated	$62.6	$46.1	$62.1	36%	1%
% of Sales	14.5%	10.7%	15.3%

SPECIAL ITEMS

Performance Materials Segment	$0.0	$0.0	$0.0	*	*

Specialty Minerals Segment	$0.0	$12.3	$0.0	*	*

Total Minerals Businesses	$0.0	$12.3	$0.0	*	*

Refractories Segment	$0.0	$0.0	$0.0	*	*

Energy Services Segment	$0.0	$0.9	$0.3	*	*

Total Service Businesses	$0.0	$0.9	$0.3	*	*

Unallocated and Other Corporate Expenses	$0.0	$3.0	$0.0	*	*

Acquisition related integration costs	$0.4	$0.6	$1.5	(33)%	(73)%

Consolidated	$0.4	$16.8	$1.8	(98)%	(78)%

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (set forth in the above table), for the quarterly periods ended April 1, 2018, December 31, 2017,  and April 2, 2017,  constituting a reconciliation to GAAP operating income set forth above.  The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods.  The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth
SEGMENT OPERATING INCOME,	Apr. 1,	Dec. 31,	Apr. 2,
EXCLUDING SPECIAL ITEMS	2018	2017	2017	Prior Qtr.	Prior Year

Performance Materials Segment	$26.2	$28.1	$28.8	(7)%	(9)%
% of Sales	14.0%	14.4%	17.0%
Specialty Minerals Segment	$24.1	$23.3	$24.4	3%	(1)%
% of Sales	16.1%	16.2%	16.7%
Total Minerals Businesses	$50.3	$51.4	$53.2	(2)%	(5)%
% of Sales	14.9%	15.1%	16.8%
Refractories Segment	$12.8	$10.2	$9.2	25%	39%
% of Sales	17.0%	14.3%	13.1%
Energy Services Segment	$1.5	$2.2	$2.0	(32)%	(25)%
% of Sales	7.9%	10.4%	10.7%
Total Service Businesses	$14.3	$12.4	$11.2	15%	28%
% of Sales	15.1%	13.4%	12.6%

Unallocated Corporate Expenses	$(1.6)	$(0.9)	$(0.5)	78%	220%

Consolidated	$63.0	$62.9	$63.9	0%	(1)%
% of Sales	14.6%	14.6%	15.8%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	(In Millions of Dollars)
		Apr. 1,	December 31,
		2018*	2017**

Current assets:
	Cash & cash equivalents	$223.2	$212.2
	Short-term investments	3.9	2.7
	Accounts receivable, net	398.6	383.0
	Inventories	221.2	219.3
	Prepaid expenses and other current assets	37.2	35.0
	Total current assets	884.1	852.2

	Property, plant and equipment	2,218.5	2,219.6
	Less accumulated depreciation	1,152.7	1,158.3
	Net property, plant & equipment	1,065.8	1,061.3

	Goodwill	779.5	779.3
	Intangible assets	194.5	196.5
	Other assets and deferred charges	82.4	81.1

	Total assets	$3,006.3	$2,970.4

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
	Short-term debt	$6.6	$6.3
	Current maturities of long-term debt	3.8	3.8
	Accounts payable	177.3	179.0
	Other current liabilities	111.1	120.9
	Total current liabilities	298.8	310.0

	Long-term debt	960.8	959.8
	Deferred income taxes	158.8	159.4
	Other non-current liabilities	256.1	262.1
	Total liabilities	1,674.5	1,691.3

	Total MTI shareholders' equity	1,302.8	1,251.7
	Non-controlling Interest	29.0	27.4
	Total shareholders' equity	1,331.8	1,279.1

	Total liabilities and shareholders' equity	$3,006.3	$2,970.4

*	Unaudited
**	Condensed from audited financial statements.